Exhibit 10.17

FORM OF Incentive Stock

Option Agreement (U.S.)

INCENTIVE STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT
PURSUANT TO THE
MARKETAXESS HOLDINGS INC.

2020 EQUITY
INCENTIVE PLAN

AGREEMENT (“Agreement”), dated as of Award Date by and between MarketAxess Holdings Inc. (the “Company”) and xxx (the “Participant”).

Preliminary Statement

The Board of Directors of the Company (the “Board”) or a committee appointed by the Board (the “Committee”) to administer the MarketAxess Holdings Inc. 2020 Equity Incentive Plan (as may be amended and/or restated from time to time) (the “Plan”), has authorized this grant of an incentive stock option (the “Option”) on Award Date (the “Grant Date”) to purchase the number of shares of Common Stock set forth below to the Participant, as an Eligible Person of the Company or an Affiliate (collectively, the Company and all Subsidiaries and parents of the Company shall be referred to as the “Employer”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.Tax Matters. The Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (i) if the Participant disposes of the Common Stock acquired pursuant to the Option at any time during the two (2) year period following the date of this Agreement or the one (1) year period following the date on which the Option is exercised; (ii) except in the event of the Participant’s death or disability, as defined in Section 22(e)(3) of the Code, if the Participant is not employed by the Company, any Subsidiary or any parent at all times during the period beginning on the date of this Agreement and ending on the day three (3) months before the date of exercise of the Option; or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to “incentive stock options” which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an “incentive stock option,” it shall not effect the validity of the Option and shall constitute a separate non-qualified stock option.

2.Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company xxx shares of Common Stock, at a price per share of $xxx.xx (the “Exercise Price”).

3.                Exercise. Unless otherwise set forth in an agreement between the Participant and the Employer, (a) except as set forth in subsections (b) through (e) below, the Option shall vest and become exercisable as follows, provided that the Participant has not incurred a termination of employment or Service prior to the vesting date:

xxx on Vest Date 1

xxx on Vest Date 2

xxx on Vest Date 3

To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided above, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time and prior to the expiration of the Option as provided herein and in accordance with Section 6.5 of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised and applicable withholding tax. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

(b)The Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time.

(c)If a Participant incurs a termination of employment for any reason, the Option shall be forfeited for no consideration. The provisions in Section 13 of the Plan regarding Forfeiture shall apply to the Option.

(d)Upon the death or Disability of the Participant, any unvested portion of the Option at the time of such termination shall become fully vested and exercisable in accordance with Section 5(a) below. Any remaining unvested Options shall terminate and be cancelled immediately upon such termination.

(e)In the event of a Change in Control, the Option shall be treated in accordance with Section 11 of the Plan (including without limitation, the vesting provisions set forth in Section 11.3); provided that, immediately prior to the Change in Control, the Committee may determine that the Option will not be continued, assumed or have new rights substituted therefore in accordance with Section 11.1 of the Plan, and immediately prior to the Change in Control, the Option shall become fully vested and exercisable.

4.Option Term. The term of each Option shall be six (6) years after the Grant Date, subject to earlier termination in the event of the Participant’s termination as specified in Section 5 below.

5.Termination.

Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s termination, shall remain exercisable as follows:

(a) In the event of the Participant's termination by reason of death, Disability, or qualifying retirement (as determined by the Committee in its sole discretion), the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof; provided, however, that in the case of Retirement, if the Participant dies within such one (1) year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant's estate, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4 hereof.

(b) In the event of the Participant's involuntary termination without Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) three (3) months from the date of such termination or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(c) In the event of the Participant's voluntary termination (other than a voluntary termination described in Section 5(d) below), the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(d) In the event of the Participant's termination for Cause or in the event of the Participant's voluntary termination within ninety (90) days after an event that would be grounds for a termination for Cause, the Participant's entire Option (whether or not vested) shall terminate and expire upon such termination.

Unless otherwise set forth in an agreement between the Participant and the Employer, any portion of the Option that is not vested as of the date of the Participant’s termination for any reason shall terminate and expire as of the date of such termination.

6.Restriction on Transfer of Option. No part of the Option shall be transferred other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

7.Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the

Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

9.Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

MarketAxess Holdings Inc.

55 Hudson Yards, 15th Floor

New York, NY 10001

Attention: Compensation Committee

If to the Participant, to the address on file with the Company.

10.No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ or retain the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

MARKETAXESS HOLDINGS INC.

By:

Richard M. McVey

XXX

5